FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2018 FOURTH QUARTER AND FULL YEAR RESULTS

MILPITAS, Calif., July 30, 2018 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2018. KLA-Tencor reported GAAP net income of $349 million and GAAP earnings per diluted share of $2.22 on revenues of $1,070 million for the fourth quarter of fiscal year 2018. For the fiscal year ended June 30, 2018, the company reported GAAP net income of $802 million and GAAP earnings per diluted share of $5.10 on revenues of $4.0 billion.

“We’re pleased to report another strong performance by KLA-Tencor in the June quarter,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “We delivered the second highest quarterly bookings result in our history, while setting all-time records in quarterly shipments, revenue, and GAAP and non-GAAP earnings per diluted share. This demonstrates KLA-Tencor’s market leadership in process control, and reflects the strategic importance of inspection and metrology in enabling growth of next-generation logic and memory semiconductor markets.”

GAAP Results
	Q4 FY 2018	Q3 FY 2018	Q4 FY 2017
Revenues	$1,070 million	$1,021 million	$939 million
Net Income	$349 million	$307 million	$256 million
Earnings per Diluted Share	$2.22	$1.95	$1.62

Non-GAAP Results
	Q4 FY 2018	Q3 FY 2018	Q4 FY 2017
Net Income	$348 million	$318 million	$259 million
Earnings per Diluted Share	$2.22	$2.02	$1.64
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2018 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2018	June 30, 2017
ASSETS
Cash, cash equivalents and marketable securities	$2,880,318	$3,016,740
Accounts receivable, net	651,678	571,117
Inventories	931,845	732,988
Other current assets	85,159	71,221
Land, property and equipment, net	286,306	283,975
Goodwill	354,698	349,526
Deferred income taxes, non-current	193,200	291,967
Purchased intangibles, net	19,333	18,963
Other non-current assets	216,819	195,676
Total assets	$5,619,356	$5,532,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$169,354	$147,380
Deferred system profit	279,581	180,861
Unearned revenue	69,255	65,507
Current portion of long-term debt	—	249,983
Other current liabilities	699,893	649,431
Total current liabilities	1,218,083	1,293,162
Non-current liabilities:
Long-term debt	2,237,402	2,680,474
Unearned revenue	71,997	59,713
Other non-current liabilities	471,363	172,407
Total liabilities	3,998,845	4,205,756
Stockholders’ equity:
Common stock and capital in excess of par value	617,999	529,283
Retained earnings	1,056,445	848,457
Accumulated other comprehensive income (loss)	(53,933)	(51,323)
Total stockholders’ equity	1,620,511	1,326,417
Total liabilities and stockholders’ equity	$5,619,356	$5,532,173

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share amounts)	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Product	$840,500	$737,432	$3,160,671	$2,703,934
Service	229,504	201,215	876,030	776,080
Total revenues	1,070,004	938,647	4,036,701	3,480,014
Costs and expenses:
Costs of revenues	377,898	347,930	1,447,369	1,287,547
Research and development	151,951	136,555	608,712	526,870
Selling, general and administrative	116,649	105,164	443,426	389,336
Interest expense and other, net	17,017	23,966	81,263	103,015
Income before income taxes	406,489	325,032	1,455,931	1,173,246
Provision for income taxes	57,722	68,870	653,666	247,170
Net income	$348,767	$256,162	$802,265	$926,076
Net income per share:
Basic	$2.24	$1.64	$5.13	$5.92
Diluted	$2.22	$1.62	$5.10	$5.88
Cash dividends declared per share	$0.75	$0.54	$2.52	$2.14
Weighted-average number of shares:
Basic	155,740	156,668	156,346	156,468
Diluted	156,822	157,931	157,378	157,481

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	June 30,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$348,767	$256,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,989	14,324
Stock-based compensation expense	18,804	14,485
Net gain on sales of marketable securities and other investments	148	(375)
Changes in assets and liabilities, net of business acquisition:
Accounts receivable, net	2,095	167,034
Inventories	(73,211)	(32,464)
Other assets	44,211	5,000
Accounts payable	403	6,844
Deferred system profit	21,439	(8,655)
Other liabilities	(4,132)	40,282
Net cash provided by operating activities	373,513	462,637
Cash flows from investing activities:
Acquisition of non-marketable securities	—	(1,060)
Business acquisition, net of cash acquired	(11,913)	(28,560)
Capital expenditures, net	(22,828)	(10,668)
Proceeds from sale of assets	—	365
Purchases of available-for-sale securities	(27,657)	(414,383)
Proceeds from sale of available-for-sale securities	68,229	70,443
Proceeds from maturity of available-for-sale securities	118,877	227,569
Purchases of trading securities	(12,762)	(9,694)
Proceeds from sale of trading securities	14,829	11,629
Net cash provided by (used in) investing activities	126,775	(154,359)
Cash flows from financing activities:
Repayment of debt	(225,000)	(25,000)
Issuance of common stock	40,873	21,665
Tax withholding payments related to vested and released restricted stock units	(2,133)	—
Common stock repurchases	(38,091)	(25,002)
Payment of dividends to stockholders	(117,035)	(84,637)
Net cash used in financing activities	(341,386)	(112,974)
Effect of exchange rate changes on cash and cash equivalents	(10,202)	1,940
Net increase in cash and cash equivalents	148,700	197,244
Cash and cash equivalents at beginning of period	1,255,682	955,807
Cash and cash equivalents at end of period	$1,404,382	$1,153,051
Supplemental cash flow disclosures:
Income taxes paid, net	$31,331	$43,888
Interest paid	$53,210	$56,865
Non-cash activities:
Purchase of land, property and equipment - investing activities	$7,418	$3,299
Business acquisition holdback amounts - investing activities	$—	$5,318
Dividends payable - financing activities	$9,571	$13,772

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
		June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
GAAP net income		$348,767	$306,881	$256,162	$802,265	$926,076
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition-related charges	a	3,973	7,413	1,029	14,581	3,322
Merger-related charges	b	—	—	3,072	3,015	13,967
Income tax effect of non-GAAP adjustments	c	(300)	(343)	(1,295)	(2,707)	(5,406)
Discrete tax items	d	(4,402)	4,184	—	441,676	(3,064)
Non-GAAP net income		$348,038	$318,135	$258,968	$1,258,830	$934,895
GAAP net income per diluted share		$2.22	$1.95	$1.62	$5.10	$5.88
Non-GAAP net income per diluted share		$2.22	$2.02	$1.64	$8.00	$5.94
Shares used in diluted shares calculation		156,822	157,201	157,931	157,378	157,481
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition-related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustment
Three months ended June 30, 2018
Costs of revenues	$729	$—	$729
Selling, general and administrative	3,244	—	3,244
Total in three months ended June 30, 2018	$3,973	$—	$3,973
Three months ended March 31, 2018
Costs of revenues	$1,122	$—	$1,122
Selling, general and administrative	6,291	—	6,291
Total in three months ended March 31, 2018	$7,413	$—	$7,413
Three months ended June 30, 2017
Costs of revenues	$708	$9	$717
Research and development	—	995	995
Selling, general and administrative	321	2,068	2,389
Total in three months ended June 30, 2017	$1,029	$3,072	$4,101

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition related charges include amortization of intangible assets and inventory fair value adjustments, and transaction costs associated with acquisitions or pending acquisitions, including the pending acquisition of Orbotech. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax items during the fiscal year ended June 30, 2018 includes the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (“the Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Discrete tax item during the fiscal year ended June 30, 2017 includes the tax impact of certain merger-related charges that only became deductible during the three months ended December 31, 2016 as a result of the termination of the proposed merger between KLA-Tencor and Lam. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.